EXHIBIT  99.1

KANSAS CITY SOUTHERN                                              PRESS RELEASE
CATHEDRAL SQUARE  427 WEST 12th STREET
P.O. BOX 219335   KANSAS CITY, MISSOURI 64121-9335
NYSE SYMBOL: KSU


     Date:                 October 7, 2004

     Media Contact:   William H. Galligan,                   Phone: 816/983-1551
                      william.h.galligan@kcsr.com

                         Kansas City Southern Announces
            Third Quarter 2004 Earnings Release Date, Conference Call


Kansas City, MO. Kansas City Southern (KCS)(NYSE: KSU) will report financial results for its Third Quarter 2004 on Thursday, October 28, 2004, prior to the opening of trading on the New York Stock Exchange (NYSE).

KCS management will discuss the Company's third quarter financial and operating performance on a conference call at 1:00 p.m. EDT, Thursday, October 28. To access the conference call, shareholders and interested parties should dial 1-800-955-1795 (U.S. and Canada), or 1-706-643-0096 (International). A replay of the presentation will be available through November 4, 2004, and can be accessed by dialing 1-800-642-1687 (U.S. and Canada) or 1-706-645-9291 (International), Conference I.D.: 1144865. The accompanying visuals to the presentation will be available on the KCS website, www.kcsi.com immediately prior to the conference.

KCS is comprised of, among others, The Kansas City Southern Railway Company
(KCSR) and equity investments in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM), Southern Capital Corporation and the Panama Canal Railway Company.

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the "Risk Factors" and the "Cautionary Information" sections of the Company's Form 10-K for the year ended December 31, 2003, filed by the Company with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.